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                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-47928) of Oplink Communications, Inc. of our report dated August 26, 2004 relating to the financial statements of Oplink Communications, Inc., which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated August 26, 2004 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
San Jose, California
September 10, 2004